UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2012

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	1-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200 Kansas City, Missouri	64106
(Address of principal executive office)	(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Entertainment Properties Trust

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2012, Entertainment Properties Trust (the “Company”) filed an Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Declaration of Trust, as amended, with the Maryland State Department of Assessments and Taxation. The Articles of Amendment change the name of the Company to EPR Properties, effective as of November 12, 2012. The Articles of Amendment are attached as Exhibit 3.1 hereto, and are incorporated herein by reference.

Effective November 12, 2012, following effectiveness of the Articles of Amendment, the Company’s bylaws were amended and restated (the “Amended and Restated Bylaws”) to solely reflect the change of the Company’s name to EPR Properties. The Amended and Restated Bylaws are attached as Exhibit 3.2 hereto, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 12, 2012, the Company issued a press release announcing the change of the Company’s name to EPR Properties. The full text of the press release is attached as Exhibit 99.1 hereto, and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed”“for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restated Declaration of Trust, as amended, of the Company, effective as of November 12, 2012.

3.2	Amended and Restated Bylaws of the Company, effective as of November 12, 2012.

99.1	Press Release, dated November 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Senior Vice President, Treasurer and Chief Financial Officer

Date: November 12, 2012

INDEX TO EXHIBITS

Exhibit	Description

3.1	Articles of Amendment to the Amended and Restated Declaration of Trust, as amended, of the Company, effective as of November 12, 2012.

3.2	Amended and Restated Bylaws of the Company, effective as of November 12, 2012.

99.1	Press Release, dated November 12, 2012.